Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN
QUARTERLY AND SIX MONTH EARNINGS

Aiken, South Carolina (July 30, 2018) - Security Federal Corporation ("Company") (OTCBB:SFDL), the holding company for Security Federal Bank ("Bank"), today announced results for the quarter and six month periods ended June 30, 2018. Net income increased $342,000 or 23.1% to $1.8 million or $0.62 per share (basic) for the quarter ended June 30, 2018, compared to $1.5 million or $0.50 per share (basic) for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net income increased $444,000 or 14.3% to $3.6 million or $1.20 per share (basic) compared to $3.1 million or $1.06 per share (basic) for the same period in 2017. The increase in earnings was primarily due to increases in net interest income and non-interest income combined with a decrease in the provision for income tax expense.  These items were partially offset by an increase in non-interest expense.

Net interest income increased $617,000 or 8.3% to $8.0 million for the quarter ended June 30, 2018 compared to $7.4 million for the period in 2017.  For the six months ended June 30, 2018, net interest income increased $908,000 or 7.3% to $13.3 million compared to $12.4 million for the six months ended June 30, 2017. Interest income on loans increased $1.4 million or 14.2% during the first half of 2018, which was attributable to an increase of $57.4 million or 16.0% in the average balance of loans combined with an increase of 10 basis points in the overall yield on interest earning assets to 3.92% during the six months ended June 30, 2018. The increase in average earning assets and the related average yield was partially offset by higher cost of funds as total interest expense increased $480,000 or 24.3% to $2.5 million in the first six months of 2018 compared to $2.0 million for the same period in 2017. The majority of the increase was related to interest expense on deposits, which increased $431,000 or 36.2% to $1.6 million during the first half of 2018 compared to $1.2 million during the same period in 2017. The Company's net interest margin increased to 3.32% for the six months ended June 30, 2018 compared to 3.31% for the six months ended June 30, 2017.

Non-interest income increased $312,000 or 21.8% to $1.7 million for the quarter ended June 30, 2018 compared to $1.4 million for the same period in 2017. Year to date non-interest income increased $358,000 or 10.4% to $3.8 million compared to $3.4 million for the first six months in 2017. The increase was primarily attributable to an increase of $133,000 in the gain on sale of loans combined with a $108,000 increase in asset management income during the six months ended June 30, 2018.

Non-interest expense increased $374,000 or 6.4% to $6.2 million for the quarter ended June 30, 2018 compared to $5.9 million for the second quarter of 2017. For the six months ended June 30, 2018 non-interest expense increased $1.1 million or 9.1% to $12.8 million compared to $11.7 million for the same period in 2017. The most significant increases were in salaries and employee benefits expense and depreciation and maintenance of equipment, which were both the result of increased headcount and capital expenses related to the addition of our two newest branches in Evans, Georgia and Ridge Spring, South Carolina.

Total assets increased $24.9 million or 2.9% to $893.7 million at June 30, 2018 from $868.8 million at December 31, 2017, primarily due to an increase in loans. Net loans receivable increased $39.4 million or 10.1% to $429.9 million at June 30, 2018 from $390.5 million at December 31, 2017. Total deposits increased $36.4 million or 5.2% to $738.5 million at June 30, 2018 compared to $702.1 million at December 31, 2017.

Security Federal Bank has 16 full service branch locations in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank's wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company's business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

	INCOME STATEMENT HIGHLIGHTS

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total interest income	$ 8,029	$ 7,412	$ 15,803	$ 14,415

Total interest expense	1,286	1,017	2,455	1,975

Net interest income	6,743	6,395	13,348	12,440

Provision for loan losses	-	-	-	-

Net interest income after provision for loan losses	6,743	6,395	13,348	12,440

Non-interest income	1,744	1,433	3,788	3,430

Non-interest expense	6,240	5,867	12,759	11,696

Income before income taxes	2,247	1,961	4,377	4,174

Provision for income taxes	427	483	827	1,068

Net income	$ 1,820	$ 1,478	$ 3,550	$ 3,106

Earnings per common share (basic)	$ 0.62	$ 0.50	$ 1.20	$ 1.06

Earnings per common share (diluted)	$ 0.59	$ 0.48	$ 1.15	$ 1.00

	BALANCE SHEET HIGHLIGHTS

	June 30, 2018	December 31, 2017%

Total assets	$893,719	$868,813	2.9%

Cash and cash equivalents	17,126	10,320	65.9%

Total loans receivable, net	429,926	390,493	10.1%

Investment & mortgage-backed securities	386,285	412,055	-6.3%

Deposits	738,506	702,107	5.2%

Borrowings	70,891	82,706	-14.3%

Shareholders' equity	76,951	77,923	-1.2%

Book value per share	$26.05	$26.39	-1.3%

Total risk based capital ratio (1)	17.64%	18.92%	-6.8%

Common equity tier one ratio (1)	16.38%	17.66%	-7.2%

Non performing assets	10,323	6,833	51.1%

Non performing assets to total assets	1.16%	0.79%	41.5%

Allowance as a percentage of gross loans,
held for investment	1.98%	2.08%	-4.8%

(1)- This ratio is calculated using Bank only information and not consolidated information